EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Oswald Stock Option Plan of National Computer Systems, Inc. and subsidiaries, of our report dated March 2, 1998 with respect to the consolidated financial statements of National Computer Systems, Inc. and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended January 31, 1998 filed with the Securities and Exchange Commission.


                                                      ERNST & YOUNG LLP
Minneapolis, Minnesota
April 22, 1998